                                                                    EXHIBIT 24.1

                        CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference, in this Registration Statement on Form S-3, of our report dated May 19, 1995, relating to the consolidated financial statements and schedules of US Servis, Inc. (f/k/a/ Micro Healthsystems, Inc.) and Subsidiaries included in the Annual Report on Form 10-K of Micro Healthsystems Inc. and Subsidiaries at March 31, 1995 and 1994 and for each of the three years in the period ended March 31, 1995.





                                                              /s/ Wiss & Company

                                                             WISS & COMPANY, LLP



Livingston, New Jersey

November 14, 1995





                                      E-3